UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

☐	Definitive Information Statement

CARDIFF LEXINGTON CORPORATION
(Name of Registrant as Specified in Its Charter)

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PRELIMINARY COPY

CARDIFF LEXINGTON CORPORATION

401 E. Las Olas Blvd. Suite 1400, Ft. Lauderdale, FL

(844) 628-2100

__________________________________

INFORMATION STATEMENT

January 24, 2022

THIS INFORMATION STATEMENT IS BEING PROVIDED TO

YOU BY THE BOARD OF DIRECTORS OF CARDIFF LEXINGTON CORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE

REQUESTED NOT TO SEND US A PROXY.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’

MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

__________________________________

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

This Information Statement is being made available to the holders of record of the outstanding shares of common stock, $0.001 par value per share (our “Common Stock”), of Cardiff Lexington Corporation, a Nevada corporation (the “Company”), as of the close of business on January 20, 2022 (the “Record Date”).

The purpose of this Information Statement is to advise the Company’s stockholders that on January 20, 2022 in accordance with NRS 78.209 (the “NRS”), stockholders of the Company holding a majority of the voting power of the Company as of the Record Date (the “Consenting Stockholders”) approved the authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a reverse stock split of the Company’s issued and outstanding Common Stock, at a ratio of one for 50,000 (the “Reverse Stock Split”), with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

The consents that we have received approving the Reverse Stock Split constitute the only stockholder approval required under the NRS, our Certificate of Incorporation, and our bylaws. Accordingly, the Reverse Stock Split will not be submitted to the other stockholders of the Company for a vote.

The accompanying Information Statement shall be considered the notice required under NRS.

The accompanying Information Statement, which describes the Reverse Stock Split in more detail, is being furnished to all of our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Stockholders of record at the close of business on the Record Date are entitled to receive this Information Statement.

Pursuant to Rule 14c-2 of the Exchange Act, the actions described herein will not become effective until at least 20 calendar days following the date on which this Information Statement is first mailed to our stockholders of record. This Information Statement will be mailed on or about January 20, 2022 to our stockholders of record as of the Record Date.

By order of the Board of Directors

/s/ Daniel Thompson
Daniel R. Thompson
Chairman / Treasurer / Secretary

PRELIMINARY COPY

CARDIFF LEXINGTON CORPORATION

401 E. Las Olas Blvd. Suite 1400, Ft. Lauderdale, FL

(844) 628-2100

__________________________________

INFORMATION STATEMENT

NOTICE OF STOCKHOLDER ACTION BY WRITTEN CONSENT

IN LIEU OF STOCKHOLDER MEETING

GENERAL INFORMATION

THIS IS NOT A NOTICE OF A SPECIAL MEETING OF STOCKHOLDERS AND NO STOCKHOLDER MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT HAVE BEEN APPROVED BY HOLDERS OF A MAJORITY OF OUR VOTING CAPITAL STOCK. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THERE ARE NO DISSENTERS’ RIGHTS OR APPRAISAL RIGHTS WITH RESPECT TO THE ACTIONS DESCRIBED IN THIS INFORMATION STATEMENT.

This information statement is being furnished in connection with the action by written consent of stockholders holding a majority of our voting capital stock taken without a meeting of certain actions described in this information statement. We are mailing this information statement to our stockholders of record as of January 20, 2022 (the “Record Date”).

What is the Purpose of this Information Statement?

This Information Statement is being furnished pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to notify the Company’s stockholders as of the Record Date of certain corporate actions to be taken pursuant to the consents or authorizations of stockholders representing a majority of the voting rights of the Company’s outstanding capital stock.

What actions were taken by written consent?

Effective as of January 20, 2022, we obtained consent from holders of a majority of the voting capital stock of the Company approving the authorization of the Company’s board of directors (the “Board”), in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”), to effect a reverse stock split of the Company’s issued and outstanding common stock, par value $0.001 per share (“Common Stock”), at a ratio of one for 50,000 (the “Reverse Stock Split”), with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

How many shares of voting capital stock were outstanding on the date of the consent?

On the date of the written consent, which is the Record Date and the date we received a copy of the consent of the holders of a majority of the voting power of capital stock, there were issued and outstanding 166,130,069 shares of Common Stock. Each share of the Common Stock entitles the holder to one vote per share; therefore, on the Record Date, the total voting capital stock issued and outstanding amounted to 166,130,069 shares with total voting power of 166,130,069 votes.

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What vote was obtained to approve the amendment to the Certificate of Incorporation described in this Information Statement?

We obtained the written consent in lieu of a meeting of 166,130,069 shares of Common Stock, representing approximately 95.8% of the voting power of our stockholders (the “Consenting Stockholders”). Under the NRS and the Certificate of Incorporation, the affirmative vote of the stockholders holding at least a majority of the voting power of the Company entitled to vote constitutes the vote required to amend the Certificate of Incorporation.

Who is entitled to notice?

Each holder of an outstanding share of Common Stock, as of the Record Date, will be entitled to notice of the matter voted upon.

Is consent to action in lieu of a meeting authorized under Nevada law?

NRS provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting if a written consent thereto is signed by the stockholders holding at least the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Exchange Act to the Company’s stockholders as of the Record Date. The corporate actions described herein will be effective approximately 20 days after the mailing of this Information Statement.

Who is bearing the cost of mailing this Information Statement?

The entire cost of furnishing this Information Statement will be borne by the Company.

AUTHORIZATION OF REVERSE STOCK SPLIT

On January 19, 2022 the Board recommended and the Consenting Stockholders approved, believing it to be in the best interests of the Company and its stockholders, the authorization of the Board, in its sole and absolute discretion, and without further action of the stockholders, to file an amendment to our Certificate of Incorporation, to effect the Reverse Stock Split of the Company’s issued and outstanding Common Stock, at a ratio of one for 50,000, with the Reverse Stock Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion.

Reason for and Effect of the Reverse Stock Split

The primary purpose for effecting the Reverse Stock Split is to increase the per-share trading price of our Common Stock so we can:

•	improve the liquidity and marketability of our Common Stock;
•	broaden the pool of investors that may be interested in investing in the Company by attracting new investors who would prefer not to invest, or cannot invest, in shares that trade at lower share prices; and
•	make our Common Stock a more attractive investment to institutional investors.

In evaluating the Reverse Stock Split, the Board has considered and will continue to consider negative factors associated with reverse stock splits. These factors include the negative perception of reverse stock splits held by many investors, analysts and other stock market participants, including their awareness that the trading prices of the common stock of some companies that have effected reverse stock splits have subsequently declined to pre-reverse stock split levels. In recommending the Reverse Stock Split, the Board determined that it believes the potential benefits of the Reverse Stock Split significantly outweighed these potential negative factors.

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Potential Risks from the Reverse Stock Split

We cannot assure you that the total market capitalization of our Common Stock after the implementation of the Reverse Stock Split will be equal to or greater than the total market capitalization before the Reverse Stock Split or that the per-share market price of our Common Stock following the Reverse Stock Split will increase in proportion to the reduction in the number of shares of our Common Stock outstanding in connection with the Reverse Stock Split. Also, we cannot assure you that the Reverse Stock Split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our ability to successfully accomplish our business goals, market conditions and the market perception of our business. You should also keep in mind that the implementation of the Reverse Stock Split does not affect the actual or intrinsic value of our business or a stockholder’s proportional ownership in the Company, subject to the treatment of fractional shares. If the overall value of our Common Stock declines after the proposed Reverse Stock Split, however, then the actual or intrinsic value of the shares of our Common Stock will also proportionately decrease as a result of the overall decline in value.

Further, the Reverse Stock Split may reduce the liquidity of our Common Stock, given the reduced number of shares that would be outstanding after the Reverse Stock Split, particularly if the expected increase in stock price as a result of the Reverse Stock Split is not sustained. For instance, the proposed Reverse Stock Split may increase the number of stockholders who own odd lots (fewer than 100 shares) of our Common Stock, creating the potential for those stockholders to experience an increase in the cost of selling their shares and greater difficulty in selling those shares. If we effect the Reverse Stock Split, the resulting per-share stock price may nevertheless fail to attract institutional investors and may not satisfy the investing guidelines of such investors and, consequently, the trading liquidity of our Common Stock may not improve.

Although we expect the Reverse Stock Split to result in an increase in the market price of our Common Stock, the Reverse Stock Split may not result in a permanent increase in the market price of our Common Stock, which would depend on many factors, including general economic, market and industry conditions and other factors described from time to time in the reports we file with the SEC.

Principal Effects on Outstanding Common Stock

If the Board elects to effect the Reverse Stock Split, the number of outstanding shares of Common Stock will be reduced to 1/50,000th of the current number of outstanding shares of Common Stock, subject to the treatment of fractional shares, while the number of authorized shares of Common Stock will be 3,323. As of the effective time of the Reverse Stock Split, we would also adjust and proportionately decrease the number of shares of our Common Stock reserved for issuance upon exercise of, and adjust and proportionately increase the exercise price of, all options and warrants and other rights to acquire our Common Stock. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units. In addition, as of the effective time of the Reverse Stock Split, we would adjust and proportionately decrease the total number of shares of our Common Stock that may be the subject of the future grants under our stock plans.

The Reverse Stock Split would be affected simultaneously for all outstanding shares of our Common Stock. The Reverse Stock Split would affect all of our stockholders uniformly and would not change any stockholder’s percentage ownership interest in the Company, other than as a result of the payment of cash in lieu of fractional shares. We would not issue fractional shares in connection with the Reverse Stock Split. Instead, a stockholder who owns a number of shares not evenly divisible by 50,000 would receive cash in lieu of any fractional share resulting from the Reverse Stock Split upon surrender to the transfer agent of any certificates and a properly completed and executed transmittal letter. The Reverse Stock Split would not change the terms of our Common Stock. The Reverse Stock Split is not intended as, and would not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Exchange Act.

After the effective time of the Reverse Stock Split, our Common Stock will have a new CUSIP number, which is a number used to identify our equity securities, and investors holding stock certificates with the older CUSIP number will need to exchange them for stock certificates with the new CUSIP numbers by following the procedures described below.

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Our Common Stock is currently registered under Section 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The implementation of the Reverse Stock Split will not affect the registration of our Common Stock under the Exchange Act, and following the Reverse Stock Split, we would continue to be subject to the periodic reporting requirements of the Exchange Act.

Based on our securities outstanding as of the Record Date, giving effect to the Reverse Stock Split, without giving effect to the treatment of fractional shares, would result in 3,323 issued and outstanding shares of our Common Stock.

Our directors and executive officers have no substantial interests, directly or indirectly, in the Reverse Stock Split, except to the extent of their ownership in shares of our Common Stock and securities convertible or exercisable for our Common Stock, which shares and securities would be subject to the same proportionate adjustment in accordance with the terms of the Reverse Stock Split as all other outstanding shares of our Common Stock and securities convertible into or exercisable for our Common Stock.

Authorized Shares of Common Stock

We are currently authorized under our Certificate of Incorporation to issue up to a total of 8,500,000,000 shares of capital stock, comprised of 7,500,000,000 shares of Common Stock and 1,000,000,000 shares of preferred stock. A total of 166,130,069 shares of our Common Stock are outstanding. While the Reverse Stock Split would decrease the number of outstanding shares of our Common Stock, it would not change the number of authorized shares under our Certificate of Incorporation. Consequently, the practical effect of the Reverse Stock Split would be to substantially increase the number of shares of our Common Stock available for issuance under our Certificate of Incorporation. The Board believes that such an increase is in our and our stockholders’ best interests because it would give us greater flexibility to issue shares of our Common Stock in connection with possible future financings, joint ventures and acquisitions as well as under our equity incentive plans and for other general corporate purposes. Although we do not currently have any plans, understandings, arrangements, commitments or agreements, written or oral, for the issuance of the additional shares of our Common Stock that would become available for issuance if the Reverse Stock Split is effected, we believe it would be advantageous in the future to have the shares available for the purposes described above in the future.

By increasing the number of authorized but unissued shares of Common Stock, the Reverse Stock Split could, under certain circumstances, have an anti-takeover effect, although this is not the intent of the Board. For example, the Board might be able to delay or impede a takeover or transfer of control of the Company by causing such additional authorized but unissued shares to be issued to holders who might side with the Board in opposing a takeover bid that the Board determines, in the exercise of its fiduciary duties, is not in the best interests of the Company or our stockholders. The Reverse Stock Split could therefore have the effect of discouraging unsolicited takeover attempts. By potentially discouraging initiation of any such unsolicited takeover attempts, the Reverse Stock Split could limit the opportunity for our stockholders to dispose of their shares at the higher price generally available in takeover attempts or that may be available under a merger proposal. The Reverse Stock Split could have the effect of providing the Board with additional means to resist changes that stockholders may wish to make if they are dissatisfied with the conduct of our business, including making it more difficult for stockholders to remove directors. The Board is not aware of any attempt to take control of the Company and did not authorize the Reverse Stock Split with the intention of using it as a type of anti-takeover device.

Procedure for Effecting the Reverse Stock Split

If the Board concludes that the Reverse Stock Split is in the best interests of the Company and our stockholders, the Board would cause the Reverse Stock Split to be implemented at a whole number ratio of one for 50,000. We would file the Certificate of Amendment with the Secretary of State of Nevada so that the Certificate of Amendment becomes effective at the time the Board determines to be appropriate. The Board may delay effecting the Reverse Stock Split without resoliciting stockholder approval. The Reverse Stock Split would become effective on the date the Certificate of Amendment is filed with the Secretary of State of Nevada or at such later effective date and time as specified in the Certificate of Amendment.

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Record and Beneficial Stockholders

If the Reverse Stock Split is implemented, all registered holders of our Common Stock who hold their shares electronically in book-entry form with our transfer agent, Daniel Harris of Transfer Online (“Harris”), will receive a statement from Harris reflecting the number of shares of our Common Stock registered in their accounts, along with payment in lieu of any fractional shares. No action needs to be taken to receive post-Reverse Stock Split shares and payment in lieu of fractional shares (if any) because the exchange will be automatic. Stockholders holding certificated shares (i.e., shares represented by one or more physical stock certificates) will be requested to exchange their old stock certificate or certificates (“Old Certificates”) for shares held in book-entry form through the Depository Trust Company’s Direct Registration System representing the appropriate number of whole shares of our Common Stock resulting from the Reverse Stock Split. Harris will furnish to stockholders of record upon the effective time of the Reverse Stock Split the necessary materials and instructions for the surrender and exchange of their Old Certificates at the appropriate time. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the effective time of the Reverse Stock Split, Harris will send a transmittal letter to each stockholder advising such holder of the procedure for surrendering Old Certificates in exchange for new shares held in book-entry form and payment in lieu of fractional shares (if any). You would not be able to use your Old Certificates representing pre-Reverse Stock Split shares for either transfers or deliveries. Accordingly, you must exchange your Old Certificates to effect transfers or deliveries of your shares.

Non-registered stockholders holding shares of our Common Stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the Reverse Stock Split and making payment for fractional shares than those that we would put in place for registered stockholders. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your nominee.

Fractional Shares

No fractional shares of our Common Stock will be issued as a result of the Reverse Stock Split. Instead, in lieu of any fractional shares to which a stockholder of record would otherwise be entitled as a result of the Reverse Stock Split, the Company will pay cash (without interest) equal to such fraction multiplied by the average of the quoted prices of a share of our Common Stock (as adjusted to give effect to the Reverse Stock Split) on the OTC Market, Inc.’s OTCQX during regular trading hours for the five (5) consecutive trading days immediately preceding the effective date of the Reverse Stock Split. After the Reverse Stock Split, a stockholder otherwise entitled to a fractional interest will not have any voting, dividend or other rights with respect to such fractional interest except to receive payment as described above.

We do not anticipate the aggregate cash amount we pay for fractional interests to be material to us.

Effect on Options, Warrants, Preferred Stock and Other Securities

All outstanding options, warrants, preferred stock and other securities entitling their holders to purchase shares of our Common Stock would be adjusted as a result of the Reverse Stock Split, as required by the terms of each security. In particular, the conversion ratio for each security would be reduced proportionately, and the exercise price, if applicable, would be increased proportionately, in accordance with the terms of each security and based on the one-for-50,000 exchange ratio implemented in the Reverse Stock Split. We would also proportionately reduce the number of shares that are issuable on vesting of outstanding restricted stock units.

Accounting Matters

The Reverse Stock Split would not affect the par value of our Common Stock per share, which would continue to be $0.001 par value per share, while the number of outstanding shares of our Common Stock would decrease in accordance with the Reverse Stock Split ratio, without taking into account the payment of cash in lieu of fractional shares. As a result, as of the effective time of the Reverse Stock Split, the stated capital attributable to our Common Stock on our balance sheet would decrease and the additional paid-in capital account on our balance sheet would increase by an offsetting amount. Following the Reverse Stock Split, reported per share net income or loss would be higher because there would be fewer shares of our Common Stock outstanding, and we would adjust historical per share amounts in our future financial statements.

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Discretionary Authority of the Board to Abandon Reverse Stock Split

The Board reserves the right to abandon the Reverse Stock Split without further action by our stockholders at any time before the effectiveness of the filing with the Secretary of State of Nevada of the Certificate of Amendment.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of the material U.S. federal income tax consequences of the proposed Reverse Stock Split to U.S. Holders (as defined below) of our Common Stock. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative pronouncements of the U.S. Internal Revenue Service (the “IRS”), in each case in effect as of the date of this Proxy Statement. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a U.S. Holder. We have not sought and will not seek any rulings from the IRS regarding the matters discussed below. There can be no assurance that the IRS or a court will not take a contrary position to that discussed below regarding the tax consequences of the proposed Reverse Stock Split.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Stock who or that, for U.S. federal income tax purposes, is or is treated as:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity or arrangement treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust if (1) its administration is subject to the primary supervision of a court within the United States and all of its substantial decisions are subject to the control of one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code), or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a United States person.

This discussion is limited to U.S. Holders who hold our Common Stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all U.S. federal income tax consequences relevant to the particular circumstances of a U.S. Holder, including the effect of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to U.S. Holders that are subject to special rules, including, without limitation:

•	Financial institutions;

•	Insurance companies;

•	Real estate investment trusts;

•	Regulated investment companies;

•	Grantor trusts;

•	Tax-exempt organizations;

•	Dealers or traders in securities or currencies;

•	U.S. Holders who hold common stock as part of a position in a straddle or as part of a hedging, conversion or integrated transaction for U.S. federal income tax purposes or U.S. holders that have a functional currency other than the U.S. dollar; or

•	U.S. Holders who actually or constructively own 10% or more of our voting stock.

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If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is the beneficial owner of our Common Stock, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Accordingly, partnerships (and other entities treated as partnerships for U.S. federal income tax purposes) holding our Common Stock and the partners in such entities should consult their own tax advisors regarding the U.S. federal income tax consequences of the proposed Reverse Stock Split to them.

In addition, the following discussion does not address the U.S. federal estate and gift tax, alternative minimum tax, or state, local and non-U.S. tax law consequences of the proposed Reverse Stock Split. Furthermore, the following discussion does not address any tax consequences of transactions effectuated before, after or at the same time as the proposed Reverse Stock Split, whether or not they are in connection with the proposed Reverse Stock Split. This discussion should not be considered as tax or investment advice, and the tax consequences of the proposed Reverse Stock Split may not be the same for all stockholders.

Tax Consequences to the Company

The proposed Reverse Stock Split is intended to be treated as a “recapitalization” pursuant to Section 368(a)(1)(E) of the Code. As a result, we should not recognize taxable income, gain or loss in connection with the proposed Reverse Stock Split.

Tax Consequences to U.S. Holders

A U.S. Holder generally should not recognize gain or loss upon the proposed Reverse Stock Split for U.S. federal income tax purposes, except with respect to cash received in lieu of a fractional share of our Common Stock, as discussed below. A U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should equal the aggregate adjusted tax basis of the shares of our Common Stock exchanged therefor (reduced by the amount of such basis that is allocated to any fractional share of our common stock). The U.S. Holder’s holding period in the shares of our Common Stock received pursuant to the proposed Reverse Stock Split should include the holding period in the shares of our Common Stock exchanged therefor. U.S. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of shares of common stock surrendered in a recapitalization to shares received in the recapitalization. U.S. Holders of shares of our Common Stock acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

A U.S. Holder that, pursuant to the proposed Reverse Stock Split, receives cash in lieu of a fractional share of our Common Stock should recognize capital gain or loss in an amount equal to the difference, if any, between the amount of cash received and the portion of the U.S. Holder’s aggregate adjusted tax basis in the shares of our Common Stock surrendered that is allocated to such fractional share. Such capital gain or loss will be short term if the pre-Reverse Stock Split shares were held for one year or less at the effective time of the Reverse Stock Split and long term if held for more than one year. We will not recognize any gain or loss as a result of the proposed Reverse Stock Split.

A U.S. Holder of our Common Stock may be subject to information reporting and backup withholding on cash paid in lieu of a fractional share in connection with the proposed Reverse Stock Split. A U.S. Holder of our Common Stock will be subject to backup withholding if such U.S. Holder is not otherwise exempt and such U.S. Holder does not provide its taxpayer identification number in the manner required or otherwise fails to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against a U.S. Holder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS. U.S. Holders of our Common Stock should consult their own tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

This discussion is for general information only and is not tax advice. It does not discuss all aspects of U.S. federal taxation that may be relevant to a particular stockholder in light of such stockholder’s circumstances and income tax situation. Accordingly, stockholders should consult their tax advisors with respect to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences of the proposed Reverse Stock Split arising under the U.S. federal estate or gift tax laws or under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty.

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Dissenters’ and Appraisal Rights

Neither Nevada law, the Certificate of Incorporation, nor our bylaws provide for appraisal or other similar rights for dissenting stockholders in connection with this proposal. Accordingly, our stockholders will have no right to dissent and obtain payment for their shares, and we will not independently provide stockholders with any such right.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of January 20,2022 by (a) each stockholder who is known to us to own beneficially 5% or more of our outstanding Common Stock; (b) all directors; (c) our named executive officers; and (d) all executive officers and directors as a group. Except as otherwise indicated, all persons listed below have (i) sole voting power and investment power with respect to their shares of our Common Stock, except to the extent that authority is shared by spouses under applicable law, and (ii) record and beneficial ownership with respect to their shares of our Common Stock. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of our Common Stock that such person has the right to acquire within 60 days of January, 20 2022.

The percentage of shares beneficially owned is computed on the basis of 166,130,069 shares of our Common Stock outstanding as of January 20, 2022. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of January 20, 2022 are deemed outstanding for purposes of computing the percentage ownership of the person or entity holding such rights, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person, except with respect to the percentage ownership of all directors and officers as a group. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise identified, the address of our directors and officers is c/o Cardiff Lexington Corporation, 401 E. Las Olas Blvd. Suite 1400, Ft. Lauderdale, FL.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Ownership of Common Stock Beneficially Owned(1)
5% Stockholders:

Named Executive Officers and Directors

Daniel Thompson	121,622,455	73.2%

Alex Cunningham	37,582,671	22.6%

* Represents less than 0.1% of the Company’s outstanding stock as of January 20, 2022.

(1)	Beneficial ownership as reported in the table has been determined in accordance with Rule 13d-3 under the Exchange Act and is not necessarily indicative of beneficial ownership for any other purpose. The number of shares of our Common Stock shown as beneficially owned includes shares of our Common Stock which may not be beneficially owned but over which a person would be deemed to exercise control or direction. The number of shares of our Common Stock shown as beneficially owned includes shares of our Common Stock subject to stock options exercisable and restricted stock units that were outstanding on January 20, 2022 and that will vest within 60 days of January 20, 2022. Shares of our Common Stock subject to stock options exercisable and restricted stock units that will vest within 60 days after January 20, 2022 are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person.

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FORWARD-LOOKING STATEMENTS AND INFORMATION

This Information Statement includes forward-looking statements. You can identify the Company’s forward-looking statements by the words “expects,” “projects,” “believes,” “anticipates,” “intends,” “plans,” “predicts,” “estimates” and similar expressions.

The forward-looking statements are based on management’s current expectations, estimates and projections about us. The Company cautions you that these statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In addition, the Company has based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, actual outcomes and results may differ materially from what the Company has expressed or forecasted in the forward-looking statements.

You should rely only on the information the Company has provided in this Information Statement. The Company has not authorized any person to provide information other than that provided herein. The Company has not authorized anyone to provide you with different information. You should not assume that the information in this Information Statement is accurate as of any date other than the date on the front of the document.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

The Securities and Exchange Commission (the “Commission”) has adopted rules that permit companies to deliver a single Information Statement to multiple stockholders sharing an address unless a company has received contrary instructions from one or more of the stockholders at that address. This means that only one copy of the Information Statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of the Information Statement either now or in the future, please contact our Corporate Secretary either by calling (844) 628-2100 or by mailing a request to Attn: Corporate Secretary, 401 E. Las Olas Blvd. Suite 1400, Ft. Lauderdale, Florida. Upon written or oral request to the Corporate Secretary, the Company will promptly provide a separate copy of the Information Statement. In addition, stockholders at a shared address who receive multiple copies of the Information Statement may request to receive a single Information Statement in the future in the same manner as described above.

ADDITIONAL INFORMATION

The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy statements and other information including annual and quarterly reports on Form 10-K and 10-Q with the Commission. The Commission maintains a web site on the Internet (www.sec.gov) that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission through the Electronic Data Gathering, Analysis and Retrieval System (also known as “EDGAR”).

The Company will make available a copy of the documents we file with the Commission via ______________________ soon as reasonably practicable after filing these materials with the Commission. The information provided on our website is not part of this Information Statement, and therefore is not incorporated by reference. Copies of any of these documents may be obtained free of charge on our website.

By order of the Board of Directors

/s/ Daniel Thompson
Daniel R. Thompson
Chairman / Treasurer / Secretary
24 January 2022

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